UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2005

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On December 6, 2005, the Registrant’s Board of Directors approved amendments to the Registrant’s Performance Recognition Plan (the "Plan"). Participants in the Plan have the opportunity to receive incentive-based compensation in addition to their fixed compensation based upon the attainment of business and individual objectives. The amendments relate to the deferral of awards made under the Plan. Under the Plan, certain participants may elect to defer all or a portion of an award made under the Plan in the form of cash or stock units. If an award is deferred in the form of stock units, the Registrant matches 20% of the amount deferred and the participant is awarded the applicable number of stock units from the Registrant’s Performance Plan. The amendments, which will be effective for Plan years beginning on or after January 1, 2006, specify that such awards of stock units are to be made under the Registrant’s 2005 Performance Plan. A copy of the amended Plan is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On December 6, 2005, the Registrant's Board of Directors elected Michael R. Wessel as a Class III director with a term expiring at the 2006 Annual Meeting of Shareholders. Mr. Wessel has been named a member of the Committee on Corporate Responsibility and Compliance. Mr. Wessel was nominated for director by the United Steelworkers of America (the "USW") pursuant to the terms of the master collective bargaining agreement between the Registrant and the USW. A copy of the news release issued by the Registrant on Tuesday, December 6, 2005, announcing the election of Mr. Wessel is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 -- Performance Recognition Plan of the Company adopted effective January 1, 2006.

Exhibit 99.1 -- News Release of the Company dated December 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

December 7, 2005	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Performance Recognition Plan of the Company adopted effective January 1, 2006
99.1	News Release dated December 6, 2005